SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 8, 2013

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite F, 23rd Floor, Building B, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 8, 2013, Guofu Zhang resigned as Chief Financial Officer of Tianli Agritech, Inc. (the “Company”).

(d)  On July 10, 2013, the Board of Directors of the Company confirmed the appointment of Jun Wang, age 31, as Chief Financial Officer of the Company.

Since April 2012, Mr. Wang has been manager of the Finance Department of Fengze Agricultural Science & Technology Co., Ltd., our variable interest entity.  From July 2008 to April 2012, Mr. Wang was employed by Hubei Huitong Industry & Trade Group Co., Ltd. as the Accounting Supervisor. From 2006 to June 2008, he was employed by Yiyang Zhongtian Petroleum Transport Co., Ltd as the manager of the Finance Department.  From 2005 to March 2006, he was employed by Medtec Group in the accounting unit.

Mr. Wang graduated from Wuhan University of Technology with the specialty of Accounting in 2006. In 2005, he received the Accounting Qualification Certificate. In 2006, he received the Intermediate Accountant Certificate and the Bachelor’s Degree in Accounting.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIANLI AGRITECH, INC.

By:	/S/ HANYING LI
Hanying Li
Chief Executive Officer

Dated: July 10, 2013